ACCOUNTANT'S CONSENT

                                                             Exhibit 23.2

                       CONSENT OF MILLER & CO. LLP

     As independent certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 21, 1997 included in Industrial Distribution Group, Inc.'s Registration Statement on Form S-1 dated September 23, 1997 and to all references to our Firm included in or made a part of this Registration Statement.



                                                  /s/  Miller & Co. LLP
York, Pennsylvania
December 8, 1997